Exhibit 99.1

FOR RELEASE: IMMEDIATELY	Frank Leto, President, CEO
FOR MORE INFORMATION CONTACT:	610-581-4730
Mike Harrington, CFO
610-526-2466

Bryn Mawr Bank Corporation Reports
Quarterly Earnings of $18.4 Million,
Declares $0.28 Dividend

BRYN MAWR, Pa., October 21, 2021 - Bryn Mawr Bank Corporation (NASDAQ: BMTC) (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today reported net income of $18.4 million, or $0.92 diluted earnings per share, for the three months ended September 30, 2021, as compared to $21.3 million, or $1.06 diluted earnings per share, for the three months ended June 30, 2021, and $13.2 million, or $0.66 diluted earnings per share, for the three months ended September 30, 2020.

On a non-GAAP basis, core net income, which excludes due diligence and merger-related expenses related to the pending merger with WSFS Financial Corporation (“WSFS”) and other non-core income and expense items, as detailed in the appendix to this earnings release, was $18.0 million, or $0.90 diluted earnings per share, for the three months ended September 30, 2021 as compared to $21.6 million, or $1.08 diluted earnings per share, for the three months ended June 30, 2021. There were no meaningful non-core income or expense items for the three months ended September 30, 2020. Management believes the core net income measure is important in evaluating the Corporation’s performance on a more comparable basis between periods. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

“We are pleased with our third quarter results, which was led by strong fee income as well as continued improvements in our credit metrics,” commented Frank Leto, President and Chief Executive Officer. “As it relates to our pending merger with WSFS, we are awaiting final regulatory approval to complete our combination. As I mentioned previously, we remain focused on managing the business to deliver solid financial results for our shareholders and will continue to serve our customers in support of their banking and wealth needs. Staff and management continue to work on merger preparations to ensure a seamless integration upon closing of the merger.” The Office of the Comptroller of the Currency, the primary regulator of WSFS, approved the combination with WSFS on July 21st. Final approval from the Board of Governors of the Federal Reserve in Washington, D.C. is pending. In addition to regulatory approval, the merger with WSFS is subject to certain closing conditions.

On October 21, 2021, the Board of Directors of the Corporation declared a quarterly dividend of $0.28 per share, payable December 1, 2021 to shareholders of record as of November 1, 2021 provided that the merger has not been consummated on or before the record date.

SIGNIFICANT ITEMS OF NOTE

Results of Operations – Third Quarter 2021 Compared to Second Quarter 2021

•Net income for the three months ended September 30, 2021 was $18.4 million, or $0.92 diluted earnings per share, as compared to $21.3 million, or $1.06 diluted earnings per share, for the three months ended June 30, 2021. Net interest income for the three months ended September 30, 2021 was $34.9 million, a $352 thousand decrease as compared to the linked quarter. The provision for credit losses (the “Provision”), which includes the provision for credit losses on loans and leases, off-balance sheet credit exposures, and accrued interest receivable on COVID-19 deferrals, for the three months ended September 30, 2021 was a recovery of $3.2 million, as compared to a recovery of $6.6 million for the three months ended June 30, 2021. Total noninterest income increased $1.6 million, total noninterest expense increased $1.4 million, and income tax expense decreased $426 thousand for the three months ended September 30, 2021, as compared to the three months ended June 30, 2021.

•Net interest income for the three months ended September 30, 2021 was $34.9 million, a $352 thousand decrease as compared to the linked quarter. Tax-equivalent net interest income for the three months ended September 30, 2021 was $35.0 million, a $355 thousand decrease as compared to the linked quarter. Tax-equivalent net interest income for the third quarter of 2021 was positively impacted by the accretion of purchase accounting fair value marks of $385 thousand, a decrease of $532 thousand as compared to $917 thousand for the linked quarter. Excluding the effects of these purchase accounting fair value marks, the adjusted tax-equivalent net interest income for the three months ended September 30, 2021 was $34.6 million, an increase of $177 thousand over the linked quarter. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

The tax-equivalent net interest margin was 3.15% for the three months ended September 30, 2021 as compared to 3.17% for the linked quarter. Adjusting for the impact of the accretion of purchase accounting fair value marks, the adjusted tax-equivalent net interest margin was 3.12% for the three months ended September 30, 2021 as compared to 3.09% for the linked quarter. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

The increase in tax-equivalent net interest income adjusted for purchase accounting was driven by an increase of $219 thousand in tax-equivalent interest and fees earned on loans and leases and a decrease of $167 thousand in interest expense on deposits partially offset by a decrease of $251 thousand in tax-equivalent interest income on available for sale investment securities for the three months ended September 30, 2021 as compared to the linked quarter.

Tax-equivalent interest and fees earned on loans and leases for the three months ended September 30, 2021 decreased $307 thousand as compared to the linked quarter. The tax-equivalent yield on average loans and leases for the three months ended September 30, 2021 was 3.77%, a decrease of 9 basis points as compared to the linked quarter. Average loans and leases increased $6.4 million for the three months ended September 30, 2021 as compared to the linked quarter.

Interest expense on deposits for the three months ended September 30, 2021 decreased $150 thousand as compared to the linked quarter. The rate paid on average interest-bearing deposits for the three months ended September 30, 2021 was 0.13%, a 2 basis point decrease as compared to the linked quarter. Average interest-bearing deposits for the three months ended September 30, 2021 decreased $79.2 million as compared to the linked quarter.

Tax-equivalent interest income on available for sale investment securities for the three months ended September 30, 2021 decreased $215 thousand as compared to the linked quarter. The tax-equivalent yield on average available for sale investment securities for the three months ended September 30, 2021 was 1.53%, a 5 basis point decrease as compared to the linked quarter. Average available for sale investment securities decreased $50.5 million for the three months ended September 30, 2021 as compared to the linked quarter.

•Noninterest income of $22.6 million for the three months ended September 30, 2021 increased $1.6 million as compared to the linked quarter. The increase was primarily driven by increases of $1.5 million, $512 thousand, $275 thousand, and $146 thousand in capital markets revenue, net gain on sale of investment securities available for sale, insurance commissions, and net gain on sale of loans, respectively, partially offset by decreases of $413 thousand and $343 thousand in fees for wealth management services and other operating income, respectively.

•Noninterest expense of $36.8 million for the three months ended September 30, 2021 increased $1.4 million as compared to the linked quarter. The increase was primarily driven by increases of $880 thousand, $794 thousand, and $436 thousand in other operating expenses, professional fees, and furniture, fixtures and equipment expenses, respectively, partially offset by decreases of $248 thousand, $180 thousand, $148 thousand, and $115 thousand merger-related expenses, Pennsylvania bank shares tax expense, advertising expenses, and occupancy and bank premises expense, respectively.

•A recovery of Provision of $3.2 million was recorded for the three months ended September 30, 2021 as compared to a recovery of Provision of $6.6 million for the three months ended June 30, 2021. The recovery of Provision of $3.2 million for the three months ended September 30, 2021 was primarily comprised of a $2.8 million recovery of provision for credit losses on loans and leases and a $384 thousand recovery of provision for credit losses on off-balance sheet credit exposures. The difference in Provision between the two periods was driven by changes in current and forward-looking economic assumptions included in the estimation of expected credit losses on loans and leases as of September 30, 2021 as compared to June 30, 2021. The bank recorded net loan and lease recoveries of $140 thousand for the third quarter of 2021, a difference of $2.5 million, as compared net loan and lease charge-offs of $2.4 million for the second quarter of 2021.

•The effective tax rate for the third quarter of 2021 increased to 23.35% as compared to 21.92% for the second quarter of 2021.

Results of Operations – Third Quarter 2021 Compared to Third Quarter 2020

•Net income for the three months ended September 30, 2021 was $18.4 million, or $0.92 diluted earnings per share, as compared to $13.2 million, or $0.66 diluted earnings per share, for the three months ended September 30, 2020. Net interest income for the three months ended September 30, 2021 was $34.9 million, a decrease of $145 thousand as compared to the same period in 2020. A recovery of Provision of $3.2 million was recorded for the three months ended September 30, 2021 as compared to a Provision of $4.1 million for the three months ended September 30, 2020, a difference of $7.3 million. The difference in Provision between the two periods was driven by the current and forward-looking economic impacts of the COVID-19 pandemic included in the estimation of expected credit losses on loans and leases as of September 30, 2021 as compared to September 30, 2020. Total noninterest income increased $1.5 million, total noninterest expense increased $1.6 million, and income tax expense increased $1.9 million for the three months ended September 30, 2021 as compared to the three months ended September 30, 2020.

•Net interest income for the three months ended September 30, 2021 was $34.9 million, a decrease of $145 thousand as compared to the same period in 2020. Tax-equivalent net interest income for the three months ended September 30, 2021 was $35.0 million, a decrease of $160 thousand as compared to the same period in 2020. Tax-equivalent net interest income for the third quarter of 2021 was positively impacted by the accretion of purchase accounting fair value marks of $385 thousand as compared to $800 thousand for the same period in 2020. Excluding the effects of these purchase accounting fair value marks, the adjusted tax-equivalent net interest income for the three months ended September 30, 2021 was $34.6 million, an increase of $255 thousand as compared to the same period in 2020. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

The tax-equivalent net interest margin was 3.15% for the three months ended September 30, 2021 as compared to 3.03% for the same period in 2020. Adjusting for the impacts of the accretion of purchase accounting fair value marks, the adjusted tax-equivalent net interest margin was 3.12% for the three months ended September 30, 2021 as compared to 2.96% for the same period in 2020. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

The increase in tax-equivalent net interest income adjusted for purchase accounting was driven by a decrease of $2.2 million in interest paid on deposits partially offset by a decrease of $2.1 million in tax-equivalent interest and fees earned on loans and leases.

Tax-equivalent interest and fees earned on loans and leases for the three months ended September 30, 2021 decreased $2.5 million as compared to the same period in 2020. The tax-equivalent yield on average loans and leases for the three months ended September 30, 2021 was 3.77%, a 20 basis point decrease as compared to the same period in 2020. Average loans and leases decreased $83.6 million for the three months ended September 30, 2021 as compared to the same period in 2020.

Interest expense on deposits for the three months ended September 30, 2021 decreased $2.2 million as compared to the same period in 2020. The rate paid on average interest-bearing deposits for the three months ended September 30, 2021 was 0.13%, a 28 basis point decrease as compared to the same period in 2020. Average interest-bearing deposits for the three months ended September 30, 2021 decreased $450.6 million as compared to the same period in 2020.

•Noninterest income of $22.6 million for the three months ended September 30, 2021 increased $1.5 million as compared to the same period in 2020. The increase was driven by increases of $1.9 million and $512 thousand in fees for wealth management services and net gain on sale of investment securities available for sale, respectively, partially offset by decreases of $491 thousand, $350 thousand, and $158 thousand in capital markets revenue, net gain on sale of loans, and insurance commissions, respectively.

•Noninterest expense of $36.8 million for the three months ended September 30, 2021 increased $1.6 million as compared to the same period in 2020. Increases of $1.4 million, $705 thousand, and $423 thousand in other operating expenses, professional fees, and Pennsylvania bank shares tax expense, respectively, were partially offset by decreases of $541 thousand, $450 thousand, and $193 thousand in occupancy and bank premises expense, salaries and wages, and advertising expenses, respectively.

•A recovery of Provision of $3.2 million was recorded for the three months ended September 30, 2021 as compared to a Provision of $4.1 million for the three months ended September 30, 2020, a decrease of $7.3 million. The difference in Provision between the two periods was driven by changes in the current and forward-looking economic impacts of the COVID-19 pandemic included in the estimation of expected credit losses on loans and leases as of September 30, 2021 as compared to September 30, 2020. The bank recorded net loan and lease recoveries of $140 thousand for the third quarter of 2021, a difference of $2.3 million, as compared net loan and lease charge-offs of $2.2 million for the third quarter of 2020.

•The effective tax rate for the third quarter of 2021 increased to 23.35% as compared to 22.03% for the third quarter of 2020.

Financial Condition – September 30, 2021 Compared to December 31, 2020

•Total assets as of September 30, 2021 were $4.88 billion, a decrease of $552.9 million from December 31, 2020. The decrease was primarily driven by a $518.5 million decrease in available for sale investment securities.

•Available for sale investment securities as of September 30, 2021 totaled $656.5 million, a decrease of $518.5 million from December 31, 2020. The decrease was primarily due to the maturing, in January 2021, of $500.0 million of short-term U.S. Treasury securities included on the balance sheet as of December 31, 2020.

•Total portfolio loans and leases of $3.62 billion as of September 30, 2021 decreased $10.5 million as compared to December 31, 2020. Decreases of $61.4 million, $41.0 million, $22.6 million, and $17.5 million in residential mortgage 1st liens, owner-occupied commercial mortgages, home equity lines of credit, and leases, respectively, were partially offset by increases of $74.1 million, $29.0 million, and $21.5 million in construction loans, nonowner-occupied commercial mortgages, and commercial and industrial loans, respectively.

As of the date of this earnings release, all loans and leases which had previously been granted payment deferrals related to COVID-19 have resumed regular payments.

•The allowance for credit losses (“ACL”) on loans and leases was $36.5 million as of September 30, 2021 as compared to an ACL on loans and leases of $53.7 million as of December 31, 2020, a decrease of $17.2 million. The difference in ACL on loans and leases between the two periods was driven by the current and forward-looking economic impacts of the COVID-19 pandemic, as well as projected prepayments, included in the estimation of expected credit losses on loans and leases as of September 30, 2021 as compared to December 31, 2020.

•Deposits of $3.82 billion as of September 30, 2021 decreased $560.7 million from December 31, 2020. The decrease was primarily driven by decreases of $235.5 million, $204.2 million, $92.9 million, $42.5 million, and $29.9 million in wholesale non-maturity deposits, interest-bearing demand accounts, retail time deposits, money market accounts, and wholesale time deposits, respectively, offset by increases of $41.8 million and $2.5 million in noninterest-bearing deposits and savings accounts, respectively. The decrease in wholesale non-maturity deposits was primarily due to a decrease of approximately $200.0 million of wholesale deposits in the first quarter of 2021, which was used to partially fund the purchase of $500.0 million of short-term U.S. Treasury securities included on the balance sheet as of December 31, 2020. The decrease in interest-bearing demand deposits was primarily driven by management's active management of excess liquidity in this current interest rate environment.

•Borrowings of $243.1 million as of September 30, 2021, which include short-term borrowings, long-term FHLB advances, subordinated notes and junior subordinated debentures, decreased $10.2 million from December 31, 2020.

•Wealth assets under management, administration, supervision and brokerage (“wealth assets”) totaled $21.39 billion as of September 30, 2021, an increase of $2.41 billion from December 31, 2020. As of September 30, 2021, wealth assets consisted of $13.78 billion of wealth assets where fees are set at fixed amounts, an increase of $1.92 billion from December 31, 2020, and $7.61 billion of wealth assets where fees are predominantly determined based on the market value of the assets held in their accounts, an increase of $485.7 million from December 31, 2020.

•The capital ratios for the Bank and the Corporation, as of September 30, 2021, as shown in the attached tables, indicate regulatory capital levels in excess of the regulatory minimums and the levels necessary for the Bank to be considered “well capitalized.” In September 2020, the U.S. banking agencies issued a final rule that provides banking organizations with an alternative option to delay for two years an estimate of CECL’s effect on regulatory capital, relative to the incurred loss methodology’s effect on regulatory capital, followed by a three-year transition period. This final rule is consistent with the interim final rule issued by the U.S. banking agencies in March 2020. The current and prior quarter ratios reflect the Corporation's election of the five-year transition provision.

FORWARD LOOKING STATEMENTS AND SAFE HARBOR

This communication contains statements which, to the extent that they are not recitations of historical fact, may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “believe,” “intend,” “expect,” “anticipate,” “strategy,” “plan,” “estimate,” “approximately,” “target,” “project,” “propose,” “possible,” “potential,” “should” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (many of which are beyond the control of the Corporation) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to, the possibility that the proposed transaction with WSFS does not close when expected or at all because required regulatory or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the delay in or failure to close for any other reason; the outcome of any legal proceedings that may be instituted against the Corporation; the occurrence of any event, change or other circumstance that could give rise to the right of one or both parties to terminate the merger agreement providing for the merger; the risk that the businesses of WSFS and the Corporation will not be integrated successfully; the possibility that the cost savings and any synergies or other anticipated benefits from the proposed transaction may not be fully realized or may take longer to realize than expected; disruption from the proposed transaction making it more difficult to maintain relationships with employees, customers or other parties with whom the Corporation has business relationships; diversion of management time on merger-related issues; the reaction to the proposed transaction of our customers, employees and counterparties; uncertainty as to the extent of the duration, scope, and impacts of the COVID-19 pandemic; and other factors, many of which are beyond the control of the Corporation. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the

Corporation's Annual Report on Form 10-K for the year ended December 31, 2020 and any updates to those risk factors set forth in the Corporation’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings, which have been filed by the Corporation with the SEC and are available on the SEC’s website at www.sec.gov. All forward-looking statements, expressed or implied, included herein are expressly qualified in their entirety by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Corporation or its businesses or operations. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date on which they are made. The Corporation undertakes no obligation, and specifically declines any obligation, to revise or update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as specifically required by law.

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Bryn Mawr Bank Corporation
Summary Financial Information (unaudited)
(dollars in thousands, except per share data)

	As of or For the Three Months Ended					For the Nine Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	September 30, 2021	September 30, 2020
Consolidated Balance Sheet (selected items)
Interest-bearing deposits with banks	$39,213	$103,070	$37,089	$85,026	$241,763
Investment securities	676,171	749,536	761,877	1,198,346	584,529
Loans held for sale	634	653	3,210	6,000	4,574
Portfolio loans and leases	3,617,915	3,617,411	3,633,235	3,628,411	3,676,684
Allowance for credit losses ("ACL") on loans and leases	(36,546)	(39,163)	(47,562)	(53,709)	(56,428)
Goodwill and other intangible assets	197,068	197,903	198,738	199,576	200,445
Total assets	4,879,079	4,958,700	4,914,508	5,432,022	5,046,939
Deposits - interest-bearing	2,371,871	2,491,102	2,537,534	2,974,411	2,783,188
Deposits - non-interest-bearing	1,443,661	1,468,643	1,364,716	1,401,843	1,230,391
Short-term borrowings	96,965	21,553	60,027	72,161	23,456
Long-term FHLB advances	25,000	39,976	39,941	39,906	44,872
Subordinated notes	99,017	98,973	98,928	98,883	98,839
Jr. subordinated debentures	22,079	22,030	21,983	21,935	21,889
Total liabilities	4,224,324	4,314,688	4,291,412	4,809,700	4,434,322
Total shareholders' equity	654,755	644,012	623,096	622,322	612,617
Average Balance Sheet (selected items)
Interest-bearing deposits with banks	67,665	86,383	110,972	245,904	336,225	88,181	194,652
Investment securities	714,371	766,574	760,625	701,258	574,094	747,021	553,174
Loans and leases	3,617,866	3,611,479	3,607,214	3,657,572	3,701,495	3,612,225	3,792,969
Total interest-earning assets	4,399,902	4,464,436	4,478,811	4,604,734	4,611,814	4,447,427	4,540,795
Goodwill and intangible assets	197,525	198,356	199,208	200,060	200,931	198,357	201,835
Total assets	4,900,845	4,937,707	4,968,542	5,124,702	5,157,588	4,935,449	5,076,490
Deposits - interest-bearing	2,441,079	2,520,270	2,613,004	2,765,941	2,891,652	2,524,154	2,904,777
Short-term borrowings	35,166	19,935	32,020	29,130	29,913	29,051	102,173
Long-term FHLB advances	33,795	39,956	39,921	43,634	44,849	37,868	46,110
Subordinated notes	98,993	98,949	98,904	98,860	98,815	98,949	98,770
Jr. subordinated debentures	22,051	22,002	21,955	21,905	21,859	22,003	21,814
Total interest-bearing liabilities	2,631,084	2,701,112	2,805,804	2,959,470	3,087,088	2,712,025	3,173,644
Total liabilities	4,248,121	4,305,637	4,343,552	4,507,444	4,548,395	4,298,753	4,468,231
Total shareholders' equity	652,724	632,070	624,990	617,258	609,193	636,696	608,259

Bryn Mawr Bank Corporation
Summary Financial Information (unaudited)
(dollars in thousands, except per share data)

	As of or For the Three Months Ended					For the Nine Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	September 30, 2021	September 30, 2020
Income Statement
Net interest income	$34,887	$35,239	$34,781	$35,037	$35,032	$104,907	$108,750
(Recovery of) provision for credit losses	(3,186)	(6,581)	(5,246)	(1,209)	4,101	(15,013)	42,886
Noninterest income	22,587	20,966	19,841	22,006	21,099	63,394	59,965
Noninterest expense	36,840	35,467	37,703	38,624	35,197	110,010	104,103
Income tax expense	5,562	5,988	5,082	4,094	3,709	16,632	4,762
Net income	18,258	21,331	17,083	15,534	13,124	56,672	16,964
Net loss attributable to noncontrolling interest	(124)	(11)	—	(3)	(40)	(135)	(72)
Net income attributable to Bryn Mawr Bank Corporation	18,382	21,342	17,083	15,537	13,164	56,807	17,036
Basic earnings per share	0.92	1.07	0.86	0.78	0.66	2.86	0.85
Diluted earnings per share	0.92	1.06	0.85	0.78	0.66	2.83	0.85
Net income (core) (1)	18,008	21,599	18,707	15,518	13,164	58,314	17,400
Basic earnings per share (core) (1)	0.91	1.09	0.94	0.78	0.66	2.93	0.87
Diluted earnings per share (core) (1)	0.90	1.08	0.93	0.77	0.66	2.91	0.87
Dividends paid or accrued per share	0.28	0.27	0.27	0.27	0.27	0.82	0.79
Profitability Indicators
Return on average assets	1.49%	1.73%	1.39%	1.21%	1.02%	1.54%	0.45%
Return on average equity	11.17%	13.54%	11.09%	10.01%	8.60%	11.93%	3.74%
Return on tangible equity(1)	16.57%	20.31%	16.87%	15.44%	13.47%	17.90%	6.29%
Return on tangible equity (core)(1)	16.24%	20.55%	18.42%	15.42%	13.47%	18.36%	6.41%
Return on average assets (core)(1)	1.46%	1.75%	1.53%	1.20%	1.02%	1.58%	0.46%
Return on average equity (core)(1)	10.95%	13.71%	12.14%	10.00%	8.60%	12.25%	3.82%
Tax-equivalent net interest margin	3.15%	3.17%	3.16%	3.04%	3.03%	3.16%	3.21%
Efficiency ratio(1)	63.18%	61.14%	64.48%	64.81%	61.16%	62.92%	61.33%
Share Data
Closing share price	$45.95	$42.19	$45.51	$30.60	$24.87
Book value per common share	$32.90	$32.40	$31.34	$31.18	$30.70
Tangible book value per common share(1)	$23.04	$22.48	$21.39	$21.22	$20.69
Price / book value	139.67%	130.22%	145.21%	98.14%	81.01%
Price / tangible book value(1)	199.44%	187.68%	212.76%	144.20%	120.20%
Weighted average diluted shares outstanding	20,062,018	20,050,819	20,050,736	20,027,658	20,021,617	20,056,415	20,062,108
Shares outstanding, end of period	19,900,823	19,877,892	19,878,993	19,960,294	19,958,186
Wealth Management Information:
Wealth assets under mgmt, administration, supervision and brokerage (2)	$21,386,682	$20,630,068	$20,059,371	$18,976,544	$17,244,307
Fees for wealth management services	$13,618	$14,031	$12,836	$12,588	$11,707

Bryn Mawr Bank Corporation
Summary Financial Information (unaudited)
(dollars in thousands, except per share data)

	As of or For the Three Months Ended					For the Nine Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	September 30, 2021	September 30, 2020
Capital Ratios(3)
Bryn Mawr Trust Company ("BMTC")
Tier I capital to risk weighted assets ("RWA")	13.12%	12.50%	12.01%	11.53%	12.02%
Total capital to RWA	13.98%	13.41%	13.11%	12.75%	13.27%
Tier I leverage ratio	10.45%	9.96%	9.47%	8.79%	9.16%
Tangible equity ratio (1)	10.42%	9.89%	9.41%	8.27%	9.36%
Common equity Tier I capital to RWA	13.12%	12.50%	12.01%	11.53%	12.02%

Bryn Mawr Bank Corporation ("BMBC")
Tier I capital to RWA	12.90%	12.42%	12.08%	11.86%	11.48%
Total capital to RWA	16.08%	15.79%	15.65%	15.55%	15.19%
Tier I leverage ratio	10.27%	9.91%	9.53%	9.04%	8.75%
Tangible equity ratio (1)	9.79%	9.39%	9.02%	8.09%	8.52%
Common equity Tier I capital to RWA	12.33%	11.86%	11.52%	11.29%	10.92%

Asset Quality Indicators
Net loan and lease charge-offs ("NCO"s)	$(140)	$2,391	$642	$2,340	$2,187	$2,893	$9,658

Loans and leases risk-rated Special Mention	$91,750	$83,009	$74,595	$68,892	$48,267
Total classified loans and leases	64,303	90,153	129,120	153,011	175,501
Total criticized loans and leases	$156,053	$173,162	$203,715	$221,903	$223,768

Nonperforming loans and leases ("NPL"s)	$8,047	$10,665	$5,197	$5,306	$8,597
Other real estate owned ("OREO")	—	—	—	—	—
Total nonperforming assets ("NPA"s)	$8,047	$10,665	$5,197	$5,306	$8,597

Nonperforming loans and leases 30 or more days past due	$1,473	$3,041	$1,903	$2,001	$4,153
Performing loans and leases 30 to 89 days past due	3,360	3,168	5,396	10,847	9,351
Performing loans and leases 90 or more days past due	—	—	—	—	—
Total delinquent loans and leases	$4,833	$6,209	$7,299	$12,848	$13,504

Delinquent loans and leases to total loans and leases	0.13%	0.17%	0.20%	0.35%	0.37%
Delinquent performing loans and leases to total loans and leases	0.09%	0.09%	0.15%	0.30%	0.25%
NCOs / average loans and leases (annualized)	(0.02)%	0.27%	0.07%	0.25%	0.24%	0.11%	0.34%
NPLs / total portfolio loans and leases	0.22%	0.29%	0.14%	0.15%	0.23%
NPAs / total loans and leases and OREO	0.22%	0.29%	0.14%	0.15%	0.23%
NPAs / total assets	0.16%	0.22%	0.11%	0.10%	0.17%
ACL / NPLs	454.16%	367.21%	915.18%	1,012.23%	656.37%
ACL / classified loans and leases	56.83%	43.44%	36.84%	35.10%	32.15%
ACL / criticized loans and leases	23.42%	22.62%	23.35%	24.20%	25.22%
ACL / portfolio loans	1.01%	1.08%	1.31%	1.48%	1.53%
ACL for originated loans and leases / Originated loans and leases (1)	1.03%	1.10%	1.33%	1.50%	1.56%
(Total ACL + Loan mark) / Total Gross portfolio loans and leases (1)	1.13%	1.21%	1.46%	1.65%	1.73%

Troubled debt restructurings ("TDR"s) included in NPLs	$4,753	$893	$1,480	$1,737	$1,393
TDRs in compliance with modified terms	4,532	5,629	6,967	7,046	8,590
Total TDRs	$9,285	$6,522	$8,447	$8,783	$9,983
(1)Non-GAAP measure - see Appendix for Non-GAAP to GAAP reconciliation.
(2)Brokerage assets represent assets held at a registered broker dealer under a clearing agreement.
(3)Capital Ratios for the current quarter are to be considered preliminary until the Call Reports are filed. Beginning with the March 31, 2020 call report, the capital ratios reflect the Corporation’s election of a five-year transition provision to delay for two years the full impact of CECL on regulatory capital, followed by a three-year transition period.

Bryn Mawr Bank Corporation
Detailed Balance Sheets (unaudited)
(dollars in thousands)

	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Assets
Cash and due from banks	$9,458	$10,829	$10,311	$11,287	$15,670
Interest-bearing deposits with banks	39,213	103,070	37,089	85,026	241,763
Cash and cash equivalents	48,671	113,899	47,400	96,313	257,433
Investment securities, available for sale	656,501	728,738	738,974	1,174,964	564,774
Investment securities, held to maturity	11,542	12,532	14,126	14,759	11,725
Investment securities, trading	8,128	8,266	8,777	8,623	8,030
Loans held for sale	634	653	3,210	6,000	4,574
Portfolio loans and leases, originated	3,431,903	3,414,256	3,405,128	3,380,727	3,396,068
Portfolio loans and leases, acquired	186,012	203,155	228,107	247,684	280,616
Total portfolio loans and leases	3,617,915	3,617,411	3,633,235	3,628,411	3,676,684
Less: Allowance for credit losses on originated loans and leases	(35,218)	(37,590)	(45,285)	(50,783)	(52,968)
Less: Allowance for credit losses on acquired loans and leases	(1,328)	(1,573)	(2,277)	(2,926)	(3,460)
Total allowance for credit losses on loans and lease	(36,546)	(39,163)	(47,562)	(53,709)	(56,428)
Net portfolio loans and leases	3,581,369	3,578,248	3,585,673	3,574,702	3,620,256
Premises and equipment	51,525	54,178	55,510	56,662	60,369
Operating lease right-of-use assets	33,140	33,759	33,848	34,601	38,536
Accrued interest receivable	12,872	13,519	15,058	15,440	16,609
Mortgage servicing rights	2,057	2,173	2,493	2,626	2,881
Bank owned life insurance	61,263	60,993	60,721	60,393	60,072
Federal Home Loan Bank ("FHLB") stock	7,212	4,332	5,986	12,666	4,506
Goodwill	184,012	184,012	184,012	184,012	184,012
Intangible assets	13,056	13,891	14,726	15,564	16,433
Other investments	18,300	18,206	17,811	17,742	17,129
Other assets	188,797	131,301	126,183	156,955	179,600
Total assets	$4,879,079	$4,958,700	$4,914,508	$5,432,022	$5,046,939

Liabilities
Deposits
Noninterest-bearing	$1,443,661	$1,468,643	$1,364,716	$1,401,843	$1,230,391
Interest-bearing	2,371,871	2,491,102	2,537,534	2,974,411	2,783,188
Total deposits	3,815,532	3,959,745	3,902,250	4,376,254	4,013,579
Short-term borrowings	96,965	21,553	60,027	72,161	23,456
Long-term FHLB advances	25,000	39,976	39,941	39,906	44,872
Subordinated notes	99,017	98,973	98,928	98,883	98,839
Jr. subordinated debentures	22,079	22,030	21,983	21,935	21,889
Operating lease liabilities	38,719	39,400	39,543	40,284	42,895
Accrued interest payable	5,018	5,393	6,358	6,277	7,984
Other liabilities	121,994	127,618	122,382	154,000	180,808
Total liabilities	4,224,324	4,314,688	4,291,412	4,809,700	4,434,322

Shareholders' equity
Common stock	24,749	24,715	24,715	24,714	24,710
Paid-in capital in excess of par value	383,401	382,655	382,202	381,653	380,770
Less: common stock held in treasury, at cost	(92,294)	(91,825)	(91,774)	(89,164)	(89,100)
Accumulated other comprehensive income, net of tax	2,545	4,798	154	8,948	10,139
Retained earnings	337,259	324,450	308,569	296,941	286,865
Total Bryn Mawr Bank Corporation shareholders' equity	655,660	644,793	623,866	623,092	613,384
Noncontrolling interest	(905)	(781)	(770)	(770)	(767)
Total shareholders' equity	654,755	644,012	623,096	622,322	612,617
Total liabilities and shareholders' equity	$4,879,079	$4,958,700	$4,914,508	$5,432,022	$5,046,939

Bryn Mawr Bank Corporation
Supplemental Balance Sheet Information (unaudited)
(dollars in thousands)

	Portfolio Loans and Leases as of
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Commercial real estate - nonowner-occupied	$1,464,534	$1,419,626	$1,408,240	$1,435,575	$1,382,757
Commercial real estate - owner-occupied	537,488	553,464	578,747	578,509	568,219
Home equity lines of credit	146,752	151,692	157,418	169,337	179,125
Residential mortgage - 1st liens	559,946	579,657	602,584	621,369	660,923
Residential mortgage - junior liens	24,424	25,534	27,400	23,795	26,150
Construction	235,418	204,358	187,472	161,308	186,415
Total real estate loans	2,968,562	2,934,331	2,961,861	2,989,893	3,003,589
Commercial & Industrial	467,979	498,097	486,824	446,438	465,315
Consumer	46,428	44,814	39,226	39,683	47,043
Leases	134,946	140,169	145,324	152,397	160,737
Total non-real estate loans and leases	649,353	683,080	671,374	638,518	673,095
Total portfolio loans and leases	$3,617,915	$3,617,411	$3,633,235	$3,628,411	$3,676,684

	Nonperforming Loans and Leases as of
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Commercial real estate - nonowner-occupied	$—	$396	$56	$57	$849
Commercial real estate - owner-occupied	559	1,057	1,355	1,659	3,597
Home equity lines of credit	912	945	532	729	890
Residential mortgage - 1st liens	3,035	4,072	645	99	862
Residential mortgage - junior liens	64	181	184	85	50
Construction	216	216	—	—	—
Total nonperforming real estate loans	4,786	6,867	2,772	2,629	6,248
Commercial & Industrial	2,708	3,049	1,490	1,775	1,784
Consumer	31	24	40	30	31
Leases	522	725	895	872	534
Total nonperforming non-real estate loans and leases	3,261	3,798	2,425	2,677	2,349
Total nonperforming portfolio loans and leases	$8,047	$10,665	$5,197	$5,306	$8,597

	Net Loan and Lease Charge-Offs (Recoveries) for the Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Commercial real estate - nonowner-occupied	$—	$—	$—	$240	$(2)
Commercial real estate - owner-occupied	(22)	(470)	189	382	494
Home equity lines of credit	—	46	—	—	—
Residential mortgage - 1st liens	(1)	23	1	—	(13)
Residential mortgage - junior liens	—	—	—	—	—
Construction	(1)	115	(1)	(1)	(1)
Total net charge-offs of real estate loans	(24)	(286)	189	621	478
Commercial & Industrial	(337)	2,323	(54)	897	1,522
Consumer	87	145	107	409	134
Leases	134	209	400	413	53
Total net charge-offs of non-real estate loans and leases	(116)	2,677	453	1,719	1,709
Total net charge-offs	$(140)	$2,391	$642	$2,340	$2,187

Bryn Mawr Bank Corporation
Supplemental Balance Sheet Information (unaudited)
(dollars in thousands)

	Investment Securities Available for Sale, at Fair Value
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
U.S. Treasury securities	$100	$100	$100	$500,100	$100
Obligations of the U.S. Government and agencies	96,597	116,701	110,413	93,098	90,928
State & political subdivisions - tax-free	—	2,168	2,168	2,171	3,178
Mortgage-backed securities	439,182	482,585	497,328	453,857	431,822
Collateralized mortgage obligations	13,566	15,145	17,073	19,263	22,253
Collateralized loan obligations	94,651	99,635	99,666	94,404	6,500
Corporate bonds	11,755	11,754	11,576	11,421	9,343
Other debt securities	650	650	650	650	650
Total investment securities available for sale, at fair value	$656,501	$728,738	$738,974	$1,174,964	$564,774

	Unrealized Gain (Loss) on Investment Securities Available for Sale
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
U.S. Treasury securities	$—	$—	$—	$5	$—
Obligations of the U.S. Government and agencies	(1,347)	(842)	(2,597)	649	995
State & political subdivisions - tax-free	—	12	16	22	27
Mortgage-backed securities	7,322	8,432	8,957	12,282	12,901
Collateralized mortgage obligations	374	458	522	583	662
Collateralized loan obligations	151	120	151	(96)	—
Corporate bonds	755	754	576	421	343
Total unrealized gains on investment securities available for sale	$7,255	$8,934	$7,625	$13,866	$14,928

	Deposits
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Interest-bearing deposits:
Interest-bearing demand	$681,560	$668,664	$671,854	$885,802	$815,561
Money market	1,121,155	1,183,252	1,201,115	1,163,620	1,199,429
Savings	284,875	289,108	286,124	282,406	245,167
Retail time deposits	238,597	270,926	301,702	331,527	366,245
Wholesale non-maturity deposits	39,538	73,011	70,605	275,011	77,356
Wholesale time deposits	6,146	6,141	6,134	36,045	79,430
Total interest-bearing deposits	2,371,871	2,491,102	2,537,534	2,974,411	2,783,188
Noninterest-bearing deposits	1,443,661	1,468,643	1,364,716	1,401,843	1,230,391
Total deposits	$3,815,532	$3,959,745	$3,902,250	$4,376,254	$4,013,579

Bryn Mawr Bank Corporation
Detailed Income Statements (unaudited)
(dollars in thousands, except per share data)

	For the Three Months Ended					For the Nine Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	September 30, 2021	September 30, 2020
Interest income:
Interest and fees on loans and leases	$34,332	$34,638	$34,578	$35,632	$36,799	$103,548	$120,284
Interest on cash and cash equivalents	20	16	22	62	85	58	233
Interest on investment securities	2,752	2,996	3,050	2,717	2,658	8,798	8,753
Total interest income	37,104	37,650	37,650	38,411	39,542	112,404	129,270
Interest expense:
Interest on deposits	808	958	1,424	1,891	2,967	3,190	15,080
Interest on short-term borrowings	16	5	10	9	8	31	693
Interest on FHLB advances	173	205	203	226	234	581	633
Interest on jr. subordinated debentures	198	199	198	205	207	595	731
Interest on subordinated notes	1,022	1,044	1,034	1,043	1,094	3,100	3,383
Total interest expense	2,217	2,411	2,869	3,374	4,510	7,497	20,520
Net interest income	34,887	35,239	34,781	35,037	35,032	104,907	108,750
(Recovery of) provision for credit losses ("PCL")	(3,186)	(6,581)	(5,246)	(1,209)	4,101	(15,013)	42,886
Net interest income after PCL	38,073	41,820	40,027	36,246	30,931	119,920	65,864
Noninterest income:
Fees for wealth management services	13,618	14,031	12,836	12,588	11,707	40,485	31,944
Insurance commissions	1,524	1,249	1,464	1,393	1,682	4,237	4,518
Capital markets revenue	2,823	1,290	1,596	841	3,314	5,709	8,650
Service charges on deposits	751	733	696	756	663	2,180	2,112
Loan servicing and other fees	327	397	304	360	373	1,028	1,286
Net gain on sale of loans	671	525	250	842	1,021	1,446	4,937
Net gain on sale of investment securities available for sale	512	—	—	—	—	512	—
Net gain on sale of long-lived assets	—	—	6	2,297	—	6	—
Net gain (loss) on sale of other real estate owned	—	—	—	—	—	—	148
Dividends on FHLB and FRB stocks	202	239	222	337	127	663	814
Other operating income	2,159	2,502	2,467	2,592	2,212	7,128	5,556
Total noninterest income	22,587	20,966	19,841	22,006	21,099	63,394	59,965
Noninterest expense:
Salaries and wages	16,751	16,700	16,830	17,730	17,201	50,281	51,116
Employee benefits	3,150	3,224	3,687	2,858	3,026	10,061	9,747
Occupancy and bank premises	2,514	2,629	2,892	3,624	3,055	8,035	9,103
Furniture, fixtures and equipment	2,624	2,188	2,242	2,400	2,481	7,054	7,032
Impairment of long-lived assets	—	—	—	1,605	—	—	—
Advertising	265	413	176	554	458	854	1,055
Amortization of intangible assets	835	835	838	869	870	2,508	2,698
Due diligence, merger-related and merger integration expenses	18	266	1,646	—	—	1,930	—
Professional fees	2,423	1,629	1,433	1,767	1,718	5,485	4,661
Pennsylvania bank shares tax	538	718	749	(339)	115	2,005	347
Data processing	1,421	1,444	1,404	1,501	1,403	4,269	4,276
Other operating expenses	6,301	5,421	5,806	6,055	4,870	17,528	14,068
Total noninterest expense	36,840	35,467	37,703	38,624	35,197	110,010	104,103
Income before income taxes	23,820	27,319	22,165	19,628	16,833	73,304	21,726
Income tax expense	5,562	5,988	5,082	4,094	3,709	16,632	4,762
Net income	$18,258	$21,331	$17,083	$15,534	$13,124	$56,672	$16,964
Net loss attributable to noncontrolling interest	(124)	(11)	—	(3)	(40)	(135)	(72)
Net income attributable to Bryn Mawr Bank Corporation	$18,382	$21,342	$17,083	$15,537	$13,164	$56,807	$17,036

Per share data:
Weighted average shares outstanding	19,891,618	19,878,981	19,907,873	19,958,567	19,945,634	19,892,764	19,975,069
Dilutive common shares	170,400	171,838	142,863	69,091	75,983	163,651	87,039
Weighted average diluted shares	20,062,018	20,050,819	20,050,736	20,027,658	20,021,617	20,056,415	20,062,108
Basic earnings per common share	$0.92	$1.07	$0.86	$0.78	$0.66	$2.86	$0.85
Diluted earnings per common share	$0.92	$1.06	$0.85	$0.78	$0.66	$2.83	$0.85
Dividends paid or accrued per share	$0.28	$0.27	$0.27	$0.27	$0.27	$0.82	$0.79
Effective tax rate	23.35%	21.92%	22.93%	20.86%	22.03%	22.69%	21.92%

Bryn Mawr Bank Corporation
Tax-Equivalent Net Interest Margin (unaudited)
(dollars in thousands, except per share data)

	For the Three Months Ended															For the Nine Months Ended
	September 30, 2021			June 30, 2021			March 31, 2021			December 31, 2020			September 30, 2020			September 30, 2021			September 30, 2020
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid

Assets:
Interest-bearing deposits with other banks	$67,665	$20	0.12%	$86,383	$16	0.07%	$110,972	$22	0.08%	$245,904	$62	0.10%	$336,225	$85	0.10%	$88,181	$58	0.09%	$194,652	$233	0.16%
Investment securities - available for sale:
Taxable	692,821	2,670	1.53%	742,212	2,915	1.58%	735,508	2,947	1.62%	675,642	2,561	1.51%	550,199	2,562	1.85%	723,357	8,532	1.58%	527,837	8,402	2.13%
Tax-exempt	1,109	8	2.86%	2,168	14	2.59%	2,170	14	2.62%	2,490	16	2.56%	3,690	23	2.48%	1,812	36	2.66%	4,388	77	2.34%
Total investment securities - available for sale	693,930	2,678	1.53%	744,380	2,929	1.58%	737,678	2,961	1.63%	678,132	2,577	1.51%	553,889	2,585	1.86%	725,169	8,568	1.58%	532,225	8,479	2.13%

Investment securities - held to maturity	12,179	54	1.76%	13,414	49	1.47%	14,329	73	2.07%	15,093	57	1.50%	12,248	57	1.85%	13,300	176	1.77%	12,854	217	2.26%
Investment securities - trading	8,262	21	1.01%	8,780	21	0.96%	8,618	19	0.89%	8,033	86	4.26%	7,957	21	1.05%	8,552	61	0.95%	8,095	70	1.16%

Loans and leases *	3,617,866	34,423	3.77%	3,611,479	34,730	3.86%	3,607,214	34,674	3.90%	3,657,572	35,734	3.89%	3,701,495	36,901	3.97%	3,612,225	103,827	3.84%	3,792,969	120,578	4.25%

Total interest-earning assets	4,399,902	37,196	3.35%	4,464,436	37,745	3.39%	4,478,811	37,749	3.42%	4,604,734	38,516	3.33%	4,611,814	39,649	3.42%	4,447,427	112,690	3.39%	4,540,795	129,577	3.81%

Cash and due from banks	9,799			9,741			10,824			13,192			16,557			10,117			15,145
Less: allowance for loan and lease losses	(39,218)			(47,192)			(53,582)			(55,634)			(55,285)			(46,611)			(45,099)
Other assets	530,362			510,722			532,489			562,410			584,502			524,516			565,649

Total assets	$4,900,845			$4,937,707			$4,968,542			$5,124,702			$5,157,588			$4,935,449			$5,076,490

Liabilities:

Interest-bearing deposits:
Savings, NOW and market rate deposits	$2,111,767	$276	0.05%	$2,154,206	$274	0.05%	$2,178,730	$374	0.07%	$2,285,807	$495	0.09%	$2,282,591	$1,042	0.18%	$2,147,989	$924	0.06%	$2,264,407	$8,364	0.49%
Wholesale deposits	73,497	74	0.40%	78,936	76	0.39%	117,710	257	0.89%	130,660	293	0.89%	223,527	465	0.83%	89,885	407	0.61%	240,571	1,928	1.07%
Retail time deposits	255,815	458	0.71%	287,128	608	0.85%	316,564	793	1.02%	349,474	1,103	1.26%	385,534	1,460	1.51%	286,280	1,859	0.87%	399,799	4,788	1.60%
Total interest-bearing deposits	2,441,079	808	0.13%	2,520,270	958	0.15%	2,613,004	1,424	0.22%	2,765,941	1,891	0.27%	2,891,652	2,967	0.41%	2,524,154	3,190	0.17%	2,904,777	15,080	0.69%

Borrowings:
Short-term borrowings	35,166	16	0.18%	19,935	5	0.10%	32,020	10	0.13%	29,130	9	0.12%	29,913	8	0.11%	29,051	31	0.14%	102,173	693	0.91%
Long-term FHLB advances	33,795	173	2.03%	39,956	205	2.06%	39,921	203	2.06%	43,634	226	2.06%	44,849	234	2.08%	37,868	581	2.05%	46,110	633	1.83%
Subordinated notes	98,993	1,022	4.10%	98,949	1,044	4.23%	98,904	1,034	4.24%	98,860	1,043	4.20%	98,815	1,094	4.40%	98,949	3,100	4.19%	98,770	3,383	4.58%
Jr. subordinated debt	22,051	198	3.56%	22,002	199	3.63%	21,955	198	3.66%	21,905	205	3.72%	21,859	207	3.77%	22,003	595	3.62%	21,814	731	4.48%
Total borrowings	190,005	1,409	2.94%	180,842	1,453	3.22%	192,800	1,445	3.04%	193,529	1,483	3.05%	195,436	1,543	3.14%	187,871	4,307	3.07%	268,867	5,440	2.70%

Total interest-bearing liabilities	2,631,084	2,217	0.33%	2,701,112	2,411	0.36%	2,805,804	2,869	0.41%	2,959,470	3,374	0.45%	3,087,088	4,510	0.58%	2,712,025	7,497	0.37%	3,173,644	20,520	0.86%

Noninterest-bearing deposits	1,439,672			1,437,442			1,345,253			1,267,795			1,220,570			1,407,802			1,080,837
Other liabilities	177,365			167,083			192,495			280,179			240,737			178,926			213,750
Total noninterest-bearing liabilities	1,617,037			1,604,525			1,537,748			1,547,974			1,461,307			1,586,728			1,294,587

Total liabilities	4,248,121			4,305,637			4,343,552			4,507,444			4,548,395			4,298,753			4,468,231

Shareholders' equity	652,724			632,070			624,990			617,258			609,193			636,696			608,259

Total liabilities and shareholders' equity	$4,900,845			$4,937,707			$4,968,542			$5,124,702			$5,157,588			$4,935,449			$5,076,490

Net interest spread			3.02%			3.03%			3.01%			2.88%			2.84%			3.02%			2.95%
Effect of noninterest-bearing sources			0.13%			0.14%			0.15%			0.16%			0.19%			0.14%			0.26%

Tax-equivalent net interest margin		$34,979	3.15%		$35,334	3.17%		$34,880	3.16%		$35,142	3.04%		$35,139	3.03%		$105,193	3.16%		$109,057	3.21%

Tax-equivalent adjustment		$92	0.01%		$95	0.01%		$99	0.01%		$105	0.01%		$107	0.01%		$286	0.01%		$307	0.01%
* Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.

Supplemental Information Regarding Accretion of Fair Value Marks

	For the Three Months Ended											For the Nine Months Ended
	September 30, 2021			June 30, 2021		March 31, 2021		December 31, 2020		September 30, 2020		September 30, 2021		September 30, 2020
(dollars in thousands)	Interest	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate
Loans and leases	Income	$424	0.05%	$950	0.11%	$539	0.06%	$921	0.10%	$784	0.08%	$1,913	0.07%	$2,711	0.10%
Retail time deposits	Expense	(33)	(0.05)%	(50)	(0.07)%	(58)	(0.07)%	(78)	(0.09)%	(96)	(0.10)%	(141)	(0.07)%	(317)	(0.11)%
Long-term FHLB advances	Expense	24	0.28%	35	0.70%	35	0.36%	35	0.32%	34	0.30%	94	0.33%	103	0.30%
Jr. subordinated debt	Expense	48	0.86%	48	0.88%	47	0.87%	46	0.84%	46	0.84%	143	0.87%	136	0.83%
Net interest income from fair value marks		$385		$917		$515		$918		$800		$1,817		$2,789
Purchase accounting effect on tax-equivalent margin			0.03%		0.08%		0.05%		0.08%		0.07%		0.05%		0.08%

Bryn Mawr Bank Corporation
Appendix - Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Performance Measures (unaudited)
(dollars in thousands, except per share data)

Statement on Non-GAAP Measures: The Corporation believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. Management uses non-GAAP financial measures in its analysis of the Corporation’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	As of or For the Three Months Ended					As of or For the Nine Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	September 30, 2021	September 30, 2020
Reconciliation of Net Income to Net Income (core):
Net income attributable to BMBC (a GAAP measure)	$18,382	$21,342	$17,083	$15,537	$13,164	$56,807	$17,036
Less: Tax-effected non-core noninterest income:
Gain on sale of PPP loans	—	—	—	—	—	—	(1,905)
BMT Investment Advisers wind-down costs	—	—	—	—	—	—	1,744
Gain on sale of buildings	—	—	—	(1,813)	—	—	—
Gain on sale of investment securities available for sale	(404)	—	—	—	—	(404)	—
Add: Tax-effected non-core noninterest expense items:
Due diligence, merger-related and merger integration expenses	30	257	1,624	—	—	1,911	—
BMT Investment Advisers wind-down costs	—	—	—	—	—	—	100
Severance associated with staff reduction	—	—	—	—	—	—	425
Gain on early lease termination	—	—	—	(107)	—	—	—
Impairment of long-lived assets	—	—	—	1,268	—	—	—
Disposal expense of premises and equipment	—	—	—	633	—	—	—
Net income (core) (a non-GAAP measure)	$18,008	$21,599	$18,707	$15,518	$13,164	$58,314	$17,400

Calculation of Basic and Diluted Earnings per Common Share (core):
Weighted average common shares outstanding	19,891,618	19,878,981	19,907,873	19,958,567	19,945,634	19,892,764	19,975,069
Dilutive common shares	170,400	171,838	142,863	69,091	75,983	163,651	87,039
Weighted average diluted shares	20,062,018	20,050,819	20,050,736	20,027,658	20,021,617	20,056,415	20,062,108
Basic earnings per common share (core) (a non-GAAP measure)	$0.91	$1.09	$0.94	$0.78	$0.66	$2.93	$0.87
Diluted earnings per common share (core) (a non-GAAP measure)	$0.90	$1.08	$0.93	$0.77	$0.66	$2.91	$0.87

Calculation of Return on Average Tangible Equity:
Net income attributable to BMBC (a GAAP measure)	$18,382	$21,342	$17,083	$15,537	$13,164	$56,807	$17,036
Add: Tax-effected amortization and impairment of intangible assets	660	660	662	687	687	1,981	2,131
Net tangible income (numerator)	$19,042	$22,002	$17,745	$16,224	$13,851	$58,788	$19,167

Average shareholders' equity	$652,724	$632,070	$624,990	$617,258	$609,193	$636,696	$608,259
Less: Average Noncontrolling interest	783	777	770	769	739	777	710
Less: Average goodwill and intangible assets	(197,525)	(198,356)	(199,208)	(200,060)	(200,931)	(198,357)	(201,835)
Net average tangible equity (denominator)	$455,982	$434,491	$426,552	$417,967	$409,001	$439,116	$407,134

Return on tangible equity (a non-GAAP measure)	16.57%	20.31%	16.87%	15.44%	13.47%	17.90%	6.29%

Calculation of Return on Average Tangible Equity (core):
Net income (core) (a non-GAAP measure)	$18,008	$21,599	$18,707	$15,518	$13,164	$58,314	$17,400
Add: Tax-effected amortization and impairment of intangible assets	660	660	662	687	687	1,981	2,131
Net tangible income (core) (numerator)	$18,668	$22,259	$19,369	$16,205	$13,851	$60,295	$19,531

Average shareholders' equity	$652,724	$632,070	$624,990	$617,258	$609,193	$636,696	$608,259
Less: Average Noncontrolling interest	783	777	770	769	739	777	710
Less: Average goodwill and intangible assets	(197,525)	(198,356)	(199,208)	(200,060)	(200,931)	(198,357)	(201,835)
Net average tangible equity (denominator)	$455,982	$434,491	$426,552	$417,967	$409,001	$439,116	$407,134

Return on tangible equity (core) (a non-GAAP measure)	16.24%	20.55%	18.42%	15.42%	13.47%	18.36%	6.41%

Bryn Mawr Bank Corporation
Appendix - Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Performance Measures (unaudited)
(dollars in thousands, except per share data)

Statement on Non-GAAP Measures: The Corporation believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. Management uses non-GAAP financial measures in its analysis of the Corporation’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	As of or For the Three Months Ended					As of or For the Nine Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	September 30, 2021	September 30, 2020
Calculation of Tangible Equity Ratio (BMBC):
Total shareholders' equity	$654,755	$644,012	$623,096	$622,322	$612,617
Less: Noncontrolling interest	905	781	770	770	767
Less: Goodwill and intangible assets	(197,068)	(197,903)	(198,738)	(199,576)	(200,445)
Net tangible equity (numerator)	$458,592	$446,890	$425,128	$423,516	$412,939

Total assets	$4,879,079	$4,958,700	$4,914,508	$5,432,022	$5,046,939
Less: Goodwill and intangible assets	(197,068)	(197,903)	(198,738)	(199,576)	(200,445)
Tangible assets (denominator)	$4,682,011	$4,760,797	$4,715,770	$5,232,446	$4,846,494

Tangible equity ratio (BMBC)(1)	9.79%	9.39%	9.02%	8.09%	8.52%

Calculation of Tangible Equity Ratio (BMTC):
Total shareholders' equity	$683,682	$667,405	$641,034	$630,880	$653,317
Less: Noncontrolling interest	905	781	770	770	767
Less: Goodwill and intangible assets	(196,823)	(197,657)	(198,492)	(199,330)	(200,200)
Net tangible equity (numerator)	$487,764	$470,529	$443,312	$432,320	$453,499

Total assets	$4,875,979	$4,954,878	$4,911,259	$5,428,909	$5,043,099
Less: Goodwill and intangible assets	(196,823)	(197,657)	(198,492)	(199,330)	(200,200)
Tangible assets (denominator)	$4,679,156	$4,757,221	$4,712,767	$5,229,579	$4,842,899

Tangible equity ratio (BMTC)(1)	10.42%	9.89%	9.41%	8.27%	9.36%

Calculation of tangible book value per common share:
Total shareholders' equity	$654,755	$644,012	$623,096	$622,322	$612,617
Less: Noncontrolling interest	905	781	770	770	767
Less: Goodwill and intangible assets	(197,068)	(197,903)	(198,738)	(199,576)	(200,445)
Net tangible equity (numerator)	$458,592	$446,890	$425,128	$423,516	$412,939

Shares outstanding, end of period (denominator)	19,900,823	19,877,892	19,878,993	19,960,294	19,958,186

Tangible book value per common share (a non-GAAP measure)	$23.04	$22.48	$21.39	$21.22	$20.69

Calculation of price / tangible book value:
Closing share price	$45.95	$42.19	$45.51	$30.60	$24.87
Tangible book value per common share	$23.04	$22.48	$21.39	$21.22	$20.69
Price / tangible book value (a non-GAAP measure)	199.44%	187.68%	212.76%	144.20%	120.20%

(1) Capital Ratios for the current quarter are to be considered preliminary until the Call Reports are filed. Beginning with the March 31, 2020 call report, the capital ratios reflect the Corporation’s election of a five-year transition provision to delay for two years the full impact of CECL on regulatory capital, followed by a three-year transition period.

Statement on Non-GAAP Measures: The Corporation believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. Management uses non-GAAP financial measures in its analysis of the Corporation’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	As of or For the Three Months Ended					As of or For the Nine Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	September 30, 2021	September 30, 2020
Calculation of Return on Average Assets (core)
Return on average assets (GAAP)	1.49%	1.73%	1.39%	1.21%	1.02%	1.54%	0.45%
Effect of adjustment to GAAP net income to core net income	(0.03)%	0.02%	0.14%	(0.01)%	—%	0.04%	0.01%
Return on average assets (core)	1.46%	1.75%	1.53%	1.20%	1.02%	1.58%	0.46%

Calculation of Return on Average Equity (core)
Return on average equity (GAAP)	11.17%	13.54%	11.09%	10.01%	8.60%	11.93%	3.74%
Effect of adjustment to GAAP net income to core net income	(0.22)%	0.17%	1.05%	(0.01)%	—%	0.32%	0.08%
Return on average equity (core)	10.95%	13.71%	12.14%	10.00%	8.60%	12.25%	3.82%

Calculation of Tax-equivalent net interest margin adjusting for the impact of purchase accounting
Tax-equivalent net interest margin	3.15%	3.17%	3.16%	3.04%	3.03%	3.16%	3.21%
Effect of fair value marks	0.03%	0.08%	0.05%	0.08%	0.07%	0.05%	0.08%
Tax-equivalent net interest margin adjusting for the impact of purchase accounting	3.12%	3.09%	3.11%	2.96%	2.96%	3.11%	3.13%

Calculation of Tax-equivalent net interest income adjusting for the impact of purchase accounting
Tax-equivalent net interest income	$34,979	$35,334	$34,880	$35,142	$35,139	$105,193	$109,057
Effect of fair value marks	385	917	515	918	800	1,817	2,789
Tax-equivalent net interest income adjusting for the impact of purchase accounting	$34,594	$34,417	$34,365	$34,224	$34,339	$103,376	$106,268

Calculation of Efficiency Ratio*:
Noninterest expense	$36,840	$35,467	$37,703	$38,624	$35,197	$110,010	$104,103
Less: certain noninterest expense items:
Amortization of intangibles	(835)	(835)	(838)	(869)	(870)	(2,508)	(2,698)
Due diligence, merger-related and merger integration expenses	(18)	(266)	(1,646)	—	—	(1,930)	—
BMT Investment Advisers, Inc. wind-down costs	—	—	—	—	—	—	(127)
Severance associated with staff reduction	—	—	—	—	—	—	(538)
Gain on early lease termination	—	—	—	135	—	—	—
Impairment of long-lived assets	—	—	—	(1,605)	—	—	—
Disposal expense of premises and equipment	—	—	—	(801)	—	—	—
Noninterest expense (adjusted) (numerator)	$35,987	$34,366	$35,219	$35,484	$34,327	$105,572	$100,740

Noninterest income	$22,587	$20,966	$19,841	$22,006	$21,099	$63,394	$59,965
Less: non-core noninterest income items:
Gain on sale of PPP loans	—	—	—	—	—	—	(2,411)
BMT Investment Advisers, Inc. wind-down costs	—	—	—	—	—	—	2,207
Gain on sale of building	—	—	—	(2,295)	—	—	—
Gain on sale of investment securities available for sale	(512)	—	—	—	—	(512)	—
Noninterest income (core)	$22,075	$20,966	$19,841	$19,711	$21,099	$62,882	$59,761
Net interest income	34,887	35,239	34,781	35,037	35,032	104,907	108,750
Noninterest income (core) and net interest income (denominator)	$56,962	$56,205	$54,622	$54,748	$56,131	$167,789	$168,511

Efficiency ratio	63.18%	61.14%	64.48%	64.81%	61.16%	62.92%	59.78%

*In calculating the Corporation's efficiency ratio, which is used by Management to identify the cost of generating each dollar of core revenue, certain non-core income and expense items as well as the amortization of intangible assets, are excluded.

Bryn Mawr Bank Corporation
Appendix - Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Performance Measures (unaudited)
(dollars in thousands, except per share data)

Statement on Non-GAAP Measures: The Corporation believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. Management uses non-GAAP financial measures in its analysis of the Corporation’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	As of or For the Three Months Ended					As of or For the Nine Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	September 30, 2021	September 30, 2020
Supplemental Loan and ACL on Loans and Leases Information Used to Calculate Non-GAAP Measures
Total ACL on loans and leases	$36,546	$39,163	$47,562	$53,709	$56,428
Less: ACL on acquired loans and leases	1,328	1,573	2,277	2,926	3,460
ACL on originated loans and leases	$35,218	$37,590	$45,285	$50,783	$52,968

Total ACL on loans and leases	$36,546	$39,163	$47,562	$53,709	$56,428
Loan mark on acquired loans	4,354	4,779	5,736	6,288	7,235
Total ACL on loans and leases + Loan mark	$40,900	$43,942	$53,298	$59,997	$63,663

Total Portfolio loans and leases	$3,617,915	$3,617,411	$3,633,235	$3,628,411	$3,676,684
Less: Originated loans and leases	3,431,903	3,414,256	3,405,128	3,380,727	3,396,068
Net acquired loans	$186,012	$203,155	$228,107	$247,684	$280,616
Add: Loan mark on acquired loans	4,354	4,779	5,736	6,288	7,235
Gross acquired loans (excludes loan mark)	$190,366	$207,934	$233,843	$253,972	$287,851
Originated loans and leases	3,431,903	3,414,256	3,405,128	3,380,727	3,396,068
Total Gross portfolio loans and leases	$3,622,269	$3,622,190	$3,638,971	$3,634,699	$3,683,919